Exhibit 99.2

PRELIMINARY PROXY

ENTERPRISE ACQUISITION CORP.

SPECIAL MEETING OF WARRANTHOLDERS

               , 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF ENTERPRISE ACQUISITION CORP.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN OR, IF NO DIRECTION IS MADE, WILL BE VOTED "FOR" EACH OF THE PROPOSALS LISTED HEREIN.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ALL PROPOSALS.

The undersigned warrantholder of Enterprise Acquisition Corp., a Delaware corporation (“Enterprise”), having read the Notice of Special Meeting of Warrantholders and the proxy statement dated October      , 2009, receipt of which are hereby acknowledged, revoking all prior proxies, hereby appoints Daniel C. Staton and Ezra Shashoua, or either of them, with the full power and authority to act as proxy of the undersigned and with full power of substitution, to vote all warrants which the undersigned may be entitled to vote at the special meeting of warrantholders of Enterprise to be held at the offices of Akerman Senterfitt, One Southeast Third Avenue, Miami, Florida, 33131 at 10:00 a.m. Eastern time, on [               ], 2009, and at any adjournment or postponement thereof, on the matters set forth in this proxy and described in the proxy statement, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments or postponements thereof:

(1)

The Warrant Amendment Proposal— To consider and vote upon a proposal to amend certain terms of the Warrant Agreement, dated as of November 7, 2007, between Enterprise and Continental Stock Transfer & Trust Company, which governs the terms of Enterprise’s outstanding warrants, to provide that (i) the exercise price of Enterprise’s warrants will be increased from $7.50 to $11.00 per share and (ii) the expiration date of the warrants will be extended from November 7, 2011 to November 7, 2013.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(2)

The Adjournment Proposal— To consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, Enterprise is not authorized to consummate the warrant amendment proposal.

☐ FOR	☐ AGAINST	☐ ABSTAIN

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF WARRANTHOLDERS AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Note:  Please sign exactly as your name or names appear on this Proxy.  When warrants are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

Dated:                             , 2009

Signature

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Signature (if held jointly)

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